                                     OPPENHEIMER LIMITED TERM GOVERNMENT FUND
                                       Supplement dated July 1, 2002 to the
                            Statement of Additional Information dated January 28, 2002

The Statement of Additional Information is changed as follows:

1.       The supplement dated April 30, 2002 is hereby withdrawn.

2.     The biographical  information for John S. Kowalik,  Leslie Falconio and Gina Palmieri as it currently  appears on pages 23 and 24 is deleted and replaced with the following:

         Angelo Manioudakis, Vice President and Portfolio Manager, Age: 35.
         498 Seventh Avenue, New York, New York 10018
         Senior Vice  President  of the Manager  (since  April  2002);  an officer and  portfolio  manager of other
         Oppenheimer funds;  formerly Executive Director and portfolio manager for Miller,  Anderson & Sherrerd,  a division of Morgan Stanley Investment Management (August 1993-April 2002).

3.       The section titled "Distribution and Service Plans - Class A Service Plan" on page 31 is revised by adding the following to the end of the first paragraph:

         With  respect to  purchases of Class A shares  subject to a  contingent  deferred  sales charge by certain  retirement  plans  that  purchased  such  shares  prior to March 1, 2001  ("grandfathered retirement  accounts"),  the Distributor currently intends to pay the service fee to Recipients in advance  for the first  year  after the shares  are  purchased.  After the first  year  shares are outstanding,  the  Distributor  makes  service  fee  payments  to  Recipients  quarterly  on those shares.  The advance  payment is based on the net asset  value of shares  sold.  Shares  purchased by exchange do not qualify for the advance  service fee  payment.  If Class A shares  purchased by grandfathered  retirement  accounts are redeemed during the first year after their  purchase,  the
         Recipient of the service fees on those  shares will be  obligated to repay the  Distributor  a pro rata portion of the advance payment of the service fee made on those shares.

4.     The Appendix titled "Industry Classifications" is deleted and replaced with the following:

                                                    APPENDIX B

                                             INDUSTRY CLASSIFICATIONS

  Aerospace & Defense                                 Household Durables
  Air Freight & Couriers                              Household Products
  Airlines                                            Industrial Conglomerates
  Auto Components                                     Insurance
  Automobiles                                         Internet & Catalog Retail
  Banks                                               Internet Software & Services
  Beverages                                           Information Technology Consulting & Services
  Biotechnology                                       Leisure Equipment & Products
  Building Products                                   Machinery
  Chemicals                                           Marine
  Commercial Services & Supplies                      Media
  Communications Equipment                            Metals & Mining
  Computers & Peripherals                             Multiline Retail
  Construction & Engineering                          Multi-Utilities
  Construction Materials                              Office Electronics
  Containers & Packaging                              Oil & Gas
  Distributors                                        Paper & Forest Products
  Diversified Financials                              Personal Products
  Diversified Telecommunication Services              Pharmaceuticals
  Electric Utilities                                  Real Estate
  Electrical Equipment                                Road & Rail
  Electronic Equipment & Instruments                  Semiconductor Equipment & Products
  Energy Equipment & Services                         Software
  Food & Drug Retailing                               Specialty Retail
  Food Products                                       Textiles & Apparel
  Gas Utilities                                       Tobacco
  Health Care Equipment & Supplies                    Trading Companies & Distributors
  Health Care Providers & Services                    Transportation Infrastructure
  Hotels Restaurants & Leisure                        Water Utilities
                                                      Wireless Telecommunication Services

July 1, 2002                                                                              855PX013